Exhibit 10.1
AMERICAN INTERNATIONAL GROUP, INC.
2007 STOCK INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
          This award agreement (this “Award Agreement”) sets forth the terms and conditions of an award (this “Award”) of stock options (“Options”) to purchase shares of Common Stock (“Shares”) granted to you under the American International Group, Inc. 2007 Stock Incentive Plan (the “Plan”).
          1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement, or in the attached Glossary of Terms, have the meanings as used or defined in the Plan.
          2. Award. The number of Options, the Date of Grant of the Options and the Exercise Price of the Options are set forth at the end of this Award Agreement. The number, if any, of Options that are Incentive Stock Options is also set forth at the end of this Award Agreement. Options that are Incentive Stock Options shall vest and be exercisable at the same times and in the same installments as other Options. One Share shall underlie each Option. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN PARAGRAPH 18.
          3. Expiration Date. Notwithstanding anything to the contrary in this Award Agreement, the Options shall expire and no longer be exercisable as of the tenth anniversary of the Date of Grant of the Options (the “Expiration Date”), subject to earlier termination as provided in this Award Agreement, or otherwise in accordance with the Plan.
          4. Vesting.
          (a) In General. Except as provided below in Paragraph 4(b), you shall become vested in your Options in four equal installments promptly after the first four anniversaries of the Date of Grant set forth at the end of this Award Agreement (each such date, a “Vesting Date”). Except as provided in Paragraphs 4(b) and 7(a), if your Employment terminates for any reason prior to a Vesting Date, your rights in respect of all of your Options with respect to which the Vesting Date has not occurred shall terminate, and no such Options shall be exercisable.
          (b) Death. Notwithstanding any other provision of this Award Agreement, if you die prior to an applicable Vesting Date, and provided your rights in respect of your outstanding Options have not previously terminated, as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee, any such outstanding Options that have not vested shall vest.
          5. Termination of Options upon Certain Events.
          (a) Except as provided in Paragraphs 4(b) and 7(a), your rights in respect of your outstanding Options for which the Vesting Date has not occurred shall immediately terminate (and no such Options shall be exercisable) if at any time prior to such Vesting Date your Employment with the Company is terminated for any reason, or you are otherwise no longer actively Employed by the Company.
          (b) Unless the Committee determines otherwise, your rights in respect of all of your outstanding Options (whether or not vested) shall immediately terminate (and no such Options shall be exercisable) if at any time prior to the date you exercise such Options (each such date, an “Exercise Date”):
          (i) you attempt to have any dispute under this Award Agreement or the Plan resolved in any manner that is not provided for by Paragraph 18; or
          (ii) any event that constitutes Cause has occurred; or
          (iii) you in any manner, directly or indirectly, (A) Solicit any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company or (B) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any such Client or (C) Solicit any person who is an employee of the Company to resign from the Company or to apply for or accept employment with any Competitive Enterprise; or
          (iv) you fail to certify to AIG, in accordance with procedures established by the Committee, that you have complied, or the Committee determines that you in fact have failed to comply, with all the terms and conditions of this Award Agreement. By accepting the delivery of Shares (or securities or other property) pursuant to the exercise of Options, you shall be deemed to have represented and certified at such time that you have complied with all the terms and conditions of this Award Agreement.
          6. Repayment. If, following the delivery of Shares (or securities or other property) pursuant to the exercise of Options, the Committee determines that all terms and conditions of this Award Agreement in respect of such exercise were not satisfied, the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefor, the Fair Market Value of the Shares (determined as of the applicable Exercise Date) or the amount of securities or other property (to the extent that any securities or other property was delivered in lieu of Shares), in each case, underlying the Options exercised, less the total exercise price of such Options, but without further reduction of the amount repayable by you for any Shares (or securities or other property) applied to satisfy withholding tax or other obligations in respect of such Shares (or securities or other property).
          7. Disability and Retirement.
          (a) Notwithstanding any other provision of this Award Agreement, but subject to Paragraph 7(b), if your Employment with the Company is terminated by reason of Disability or Retirement, the condition set forth in Paragraph 5(a) shall be waived with respect to your then outstanding unvested Options (as a result of which any such then unvested outstanding Options shall vest), but all other conditions of this Award Agreement shall continue to apply.
          (b) Without limiting the application of Paragraph 5(b), your rights in respect of any outstanding Options that become vested solely by reason of Paragraph 7(a) shall terminate, and no such Options shall be exercisable, if, following the termination of your Employment with the Company by reason of Disability or

Retirement and prior to the exercise of such Options, you (i) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise or (ii) associate in any capacity (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise.
          8. Non-transferability. Except as otherwise may be provided by the Committee, the limitations set forth in Section 3.5 of the Plan shall apply. Any assignment or delegation in violation of the provisions of this Paragraph 8 shall be null and void.
          9. Exercisability of Vested Options.
          (a) In General. Options that are not vested may not be exercised. Subject to Paragraph 9(b), outstanding vested Options may be exercised in accordance with procedures set forth in Section 2.3.5 of the Plan, including procedures established by the Company.
          (b) Initial Exercise Date. Outstanding vested Options may not be exercised earlier than the first anniversary of the Date of Grant of the Options (the “Initial Exercise Date”); provided that the condition set forth in this Paragraph 9(b) shall be waived if your employment with the Company is terminated by reason of death, Disability or Retirement as provided in Paragraph 4(b) or 7(a).
          (c) Death, Disability and Retirement. Notwithstanding any other provision of this Award Agreement, if your Employment with the Company is terminated by reason of death, Disability or Retirement and any of your outstanding vested Options remain unexercised, and provided your rights in respect of any such outstanding vested Options have not previously terminated, such outstanding vested Options (including any Options that vest pursuant to Paragraph 4(b) or 7(a)) shall be exercisable, in the case of death, by the representative of your estate in accordance with Paragraph 9(a) beginning on a date that is as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee and, in the case of Disability or Retirement, by you or your legal representative, and shall, unless earlier terminated or cancelled in accordance with the terms of this Agreement, remain exercisable until the Expiration Date and shall thereafter terminate.
          (d) Other Terminations. Subject to Paragraphs 5(b), 7(b) and 9(b), upon the termination of your Employment for any reason (other than death, Disability or Retirement), if any of your outstanding vested Options remain unexercised, and provided your rights in respect of any such outstanding vested Options have not previously terminated, such outstanding vested Options shall be exercisable in accordance with Paragraph 9(a) (but subject to Paragraph 9(b)) and shall, unless earlier terminated or cancelled in accordance with the terms of this Agreement, remain exercisable for 90 days following the termination of your Employment, and shall thereafter terminate.
          10. Delivery of Shares. Unless otherwise determined by the Committee, or as otherwise provided in this Award Agreement, and except as provided in Paragraphs 11 and 12, upon receipt of payment of the total exercise price of exercised Options in accordance with the procedures set forth in Paragraph 9(a), delivery of Shares underlying such Options shall be effected by the delivery of Certificates representing such Shares. You shall have no right to any dividend, distribution or other right with respect to such Shares if the record date for such dividend, distribution or other right is prior to the date delivery of Certificates representing such Shares as provided in this Paragraph 10. The Company may postpone such issuance and delivery of Certificates until the Committee is satisfied that you have made such representations and agreements and furnished such information as the Committee may deem necessary pursuant to Section 2.3.5 of the Plan.
          11. Withholding, Consents and Legends.
          (a) The delivery of Shares underlying your Options is conditioned on your satisfaction of any applicable withholding taxes (in accordance with Section 3.2 of the Plan).
          (b) Your exercise of your Options are conditioned on the receipt to the full satisfaction of the Committee of any required Consent (as defined in Section 3.3 of the Plan) that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to deductions from your wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on your behalf to satisfy withholding and other tax obligations in connection with this Award).
          (c) AIG may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with AIG). AIG may advise the transfer agent to place a stop transfer order against any legended Shares.
          12. Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares (or securities or other property) under this Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) you then owe to the Company and any amounts the Committee otherwise deems appropriate.
          13. No Rights to Continued Employment. Nothing in this Award Agreement or the Plan shall be construed as giving you any right to continued Employment by the Company or affect any right that the Company may have to terminate or alter the terms and conditions of your Employment.
          14. Successors and Assigns of AIG. The terms and conditions of this Award Agreement shall be binding upon, and shall inure to the benefit of, AIG and its successor entities (as defined in Section 3.6 of the Plan).
          15. Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.
          16. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Award Agreement, and the Board may amend the Plan in any respect; provided that, notwithstanding the foregoing and Sections 1.3.1(a), 1.3.1(b) and 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent. Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

          17. Adjustment. Your Options shall be subject to amendment and adjustment in accordance with Section 1.6.4 of the Plan.
          18. Arbitration; Choice of Forum.
          (a) Any dispute, controversy or claim between the Company and you, arising out of or relating to or concerning the Plan or this Award Agreement, shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the “NYSE”) or, if the NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by you must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This paragraph is subject to the provisions of Paragraphs 18(b) and (c) below.
          (b) THE COMPANY AND YOU HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AWARD AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO PARAGRAPH 18(a) OF THIS AWARD AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and you acknowledge that the forum designated by this Paragraph 18(b) has a reasonable relation to the Plan, this Award Agreement, and to your relationship with the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action, suit or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 18.
          (c) The agreement by you and the Company as to forum is independent of the law that may be applied in the action, suit or proceeding and you and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. You and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which you or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Paragraph 18(b). You and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Award Agreement in any forum other than a forum described in this Paragraph 18. You and (subject to the last sentence of Paragraph 18(b)) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon you and the Company.
          (d) You irrevocably appoint the Secretary of AIG as your agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Award Agreement which is not arbitrated pursuant to the provisions of Paragraph 18(a), who shall promptly advise you of any such service of process.
          (e) You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Paragraph 18, except that you may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

          (f) You recognize and agree that prior to the grant of this Award you have no right to any benefits hereunder. Accordingly, in consideration of the receipt of this Award, you expressly waive any right to contest the amount of this Award, terms of this Award Agreement, any determination, action or omission hereunder or under the Plan by the Committee, AIG or the Board, or any amendment to the Plan or this Award Agreement (other than an amendment to which your consent is expressly required by Paragraph 16) and you expressly waive any claim related in any way to the Award including any claim based on any promissory estoppel or other theory in connection with this Award and your Employment with the Company.
          19. Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
          20. Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

          IN WITNESS WHEREOF, AMERICAN INTERNATIONAL GROUP, INC. has caused this Award Agreement to be duly executed and delivered as of the Date of Grant.

AMERICAN INTERNATIONAL GROUP, INC.

By:

By:

Recipient:
Date of Grant:

Exercise Price:

Number of Options:

Of the above Options, the following number are Incentive Stock Options:

Number of Options:

Receipt
Acknowledged:

Address:

Street

	City,	State	Zip Code

Social Security No./Local I.D. No.

Glossary of Terms
Solely for purposes of this award of RSUs, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Glossary of Terms shall have the meanings as used or defined in the applicable Award Agreement or the Plan.
“Cause” means (i) your conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, or (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations; (ii) your engaging in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act); (iii) your failure to perform your duties to the Company; (iv) your violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AIG or any of its subsidiaries or affiliates is a member; (v) your violation of any Company policy concerning hedging or confidential or proprietary information, or your material violation of any other Company policy as in effect from time to time; (vi) your engaging in any act or making any statement which impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or (vii) your engaging in any conduct detrimental to the Company. The determination as to whether “Cause” has occurred shall be made by the Committee in its sole discretion. The Committee shall also have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”
“Client” means any client or prospective client of the Company to whom you provided services, or for whom you transacted business, or whose identity became known to you in connection with your relationship with or Employment by the Company.
“Competitive Enterprise” means a business enterprise that (i) engages in any activity, or (ii) owns or controls a significant interest in any entity that engages in any activity, that, in either case, competes anywhere with any activity in which the Company is engaged. The activities covered by the previous sentence include, without limitation, all insurance and re-insurance and insurance and re-insurance-related activities, asset management, financial product activities (including, without limitation, derivative activities) and financial services in the United States and abroad.
“Disability” means “permanent disability” as defined in the American International Group, Inc. Group Long — Term Insurance Policy as in effect on the Date of Grant.
“Retirement” means “normal retirement” as defined in the American International Group, Inc. Retirement Plan as in effect on the Date of Grant.
“Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.